As filed with the Securities and Exchange Commission on December 18, 2015

Registration No. 333-192803

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROUNDY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-2337996
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 231-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christine S. Wheatley, Esq.

Group Vice President, Secretary and General Counsel

c/o The Kroger Co.

1014 Vine Street

Cincinnati, OH 45202

Telephone: (513) 762-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael J. Aiello, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York NY 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public:

Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

Roundy’s, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 (File No. 333-192803) (the “Prior Registration Statement”).

Pursuant to an Agreement and Plan of Merger, dated November 10, 2015, by and among the Registrant, The Kroger Co., an Ohio corporation (“Kroger”), and KS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), Acquisition Sub merged with and into the Registrant on December 18, 2015 (the “Merger”), with the Registrant surviving the Merger as an indirect, wholly owned subsidiary of Kroger. As a result of the merger, the Registrant has terminated the offering of the Registrant’s securities pursuant to the Prior Registration Statement. In accordance with undertakings made by the Registrant in the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Cincinnati and State of Ohio, on December 18, 2015.

Roundy’s, Inc.

By:	/S/ CHRISTINE S. WHEATLEY
	Name:	Christine S. Wheatley
	Title:	President